EXHIBIT 99.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF DOLE FOOD COMPANY, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and is filed with respect to the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 22, 2003 of Dole Food Company, Inc. (the “Issuer”). I, Richard J. Dahl, Senior Vice President and Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: July 29, 2003

/s/ RICHARD J. DAHL

Richard J. Dahl Senior Vice President and Chief Financial Officer